Exhibit 99.1

ESSA Bancorp, Inc. Announces Fiscal 2018

Second Quarter, First Half Financial Results

Stroudsburg, PA. – April 25, 2018 — ESSA Bancorp, Inc. (the “Company”) (NASDAQ ESSA) today reported net income of $2.3 million, or $0.21 per diluted share, for the quarter ended March 31, 2018, compared with net income of $1.6 million, or $0.15 per diluted share, for the same quarter last year. For the six months ended March 31, 2018, the Company reported net income of $625,000 or $0.06 per diluted share compared to $3.6 million or $0.34 per diluted share for the six months ended March 31, 2017. Results for the six months ended March 31, 2018 reflect a one-time charge to income tax expense of $3.8 million related to the reduction in the carrying value of the Company’s deferred tax assets, which resulted from the reduction in the federal corporate income tax rate under the Tax Cuts and Jobs Act of 2017.

The Company is the holding company for ESSA Bank & Trust (the “Bank”), a $1.8 billion asset institution, which provides full service retail and commercial banking, financial, and investment services from 22 locations in eastern Pennsylvania, including the Poconos, Lehigh Valley, Scranton/Wilkes-Barre and suburban Philadelphia markets.

Gary S. Olson, President and CEO, commented: “The Company’s financial results and net income in the second quarter of 2018 demonstrated the positive impact of our growth strategy, with a strong focus on commercial lending, and an expanded banking team that is producing impressive results. In the first six months of our fiscal year, we have grown commercial real estate and commercial & industrial loans by more than $70 million, which has generated expanded interest income and earnings growth.”

SECOND QUARTER 2018 HIGHLIGHTS

•	Loan growth was the primary driver of the 5.6% growth in net interest income to $11.9 million in the fiscal second quarter of 2018 compared with $11.3 million for the comparable period in fiscal 2017.

•	Total interest income increased to $15.8 million in the fiscal second quarter of 2018 from $14.4 million in the fiscal second quarter of 2017, primarily reflecting higher interest income generated by loans.

•	Total net loans at March 31, 2018 increased $54.6 million to $1.29 billion from September 30, 2017, primarily reflecting growth in commercial and commercial real estate lending of $70.4 million. Net loans at March 31, 2018 were up 6.9% compared with net loans at March 31, 2017, primarily reflecting commercial loan growth.

•	Asset quality remained strong, with non-performing assets of $15.2 million, or 0.83% of total assets, at March 31, 2018 compared to $15.7 million, or 0.88% of total assets, at September 30, 2017.

•	Total noninterest expense decreased 4.9% for the quarter ended March 31, 2018 compared to the comparable period in 2017, reflecting decreases in compensation and employee benefits, professional fees, data processing, and advertising. The Company closed its remaining three supermarket branches on December 29, 2017.

•	The Company paid a quarterly cash dividend of $0.09 per share on March 30, 2018, its 40th consecutive quarterly cash dividend to shareholders.

Corporate Center: 200 Palmer Street PO Box L Stroudsburg, PA 18360-0160 570-421-0531 Fax: 570-421-7158

“Net loans after provision for loan losses have increased during the past year, driven by 32% year-over-year growth in our commercial real estate portfolio and 44% growth in the commercial loan portfolio,” said Olson. “We have also been successful in growing relationships with clients, reflected by year-over-year growth in noninterest bearing demand account deposits frequently associated with commercial banking relationships.” Lower-cost core deposits at March 31, 2018 comprised 59% of the Company’s total deposits, up from 56% at March 31, 2017.

“In addition to positive growth of interest income in both the second quarter and six months of 2018 compared to those periods in 2017, we have been pleased with growth in noninterest income, which was up 9% in the second quarter of 2018 compared with the second quarter of 2017 and rose 7.5% in the first half of 2018 compared with the first half of 2018. Fees from our lending activity have risen, and we have generated increasing income from our Asset Management & Services group, where we have also invested in building our team and earning new business. A year-over-year decline in noninterest expense has supported profitability as we continue to focus on operating with greater efficiency and productivity.”

“As we have been growing commercial lending, asset quality is a top priority. Our credit analysis and disciplined underwriting practices have enabled us to grow while maintaining strong asset quality. We continue to see positive results of our investments made to expand our commercial and retail lending teams during the past year, and the leadership provided by a new executive management structure focused on productive growth.”

Income Statement Review

Total interest income was $15.8 million for the three months ended March 31, 2018, up from $14.4 million for the three months ended March 31, 2017. The primary driver was growth in interest income from loans to $13.0 million in fiscal second quarter 2018, up from $11.8 million a year earlier. Total interest income for the six months ended March 31, 2018 was $31.2 million, up from $29.0 million in the comparable period in 2017.

Interest expense increased $837,000 to $3.9 million for the quarter ended March 31, 2018 compared to the comparable period in 2017, partially reflecting a larger base of deposits and short-term borrowings along with interest rate increases from the Federal Reserve. Interest expense increased by $1.4 million to $7.5 million for the six months ended March 31, 2018 compared to the comparable period in 2017.

Net interest income increased $631,000, or 5.6%, to $11.9 million for the three months ended March 31, 2018, from $11.3 million for the comparable period in 2017. Net interest income increased $767,000, or 3.4%, to $23.7 million for the six months ended March 31, 2018, from $22.9 million for the comparable period in 2017.

The Company’s provision for loan losses increased to $1.1 million for the three months ended March 31, 2018, compared with $750,000 for the three months ended March 31, 2017. The Company’s provision for loan losses increased to $2.1 million for the six months ended March 31, 2018 compared with $1.5 million for the six months ended March 31, 2017. These increases reflected additional provisioning primarily related to expanded lending activity.

The net interest margin for the second quarter of 2018 was 2.84%, compared with 2.78% for the previous quarter, and 2.80% for the second quarter of fiscal 2017. The net interest margin for the first six months of fiscal 2018 was 2.81%, compared to 2.80% for the comparable period in 2017. The net interest rate spread was 2.71% in fiscal second quarter 2018, compared with 2.67% for the previous quarter and 2.72% in fiscal second quarter 2017. The net interest spread was 2.69% in the first six months of fiscal 2018 compared to 2.72% for the comparable period in 2017.

Noninterest income increased $161,000, or 9.0%, to $1.9 million for the three months ended March 31, 2018, compared with $1.8 million for the three months ended March 31, 2017. Growth in fee income from lending, gain on sale of investments net and trust and investment activity were the primary drivers of noninterest income growth. Noninterest income increased $273,000, or 7.5% to $3.9 million for the six months ended March 31, 2018, compared with $3.6 million for the six months ended March 31, 2017. Growth in trust and investment fee income, gain on sale of investments and service fee income were primarily responsible for the increase in noninterest income.

Noninterest expense decreased $516,000 or 4.9%, to $10.0 million for the three months ended March 31, 2018 compared with $10.5 million for the comparable period in 2017. The decrease reflects decreases in compensation and employee benefits, professional fees, data processing and advertising. Noninterest expense decreased $636,000 or 3.0%, to $20.3 million for the six months ended March 31, 2018 compared with $20.9 million for the comparable period in 2017. The decrease reflects decreases in compensation and employee benefits, professional fees, and advertising expenses. These decreases were partially offset by an expense of $245,000 caused primarily by one-time charges related to the closing of three supermarket branches in December 2017.

Balance Sheet, Asset Quality and Capital Adequacy Review

Total assets grew $35.7 million to $1.82 billion at March 31, 2018, from $1.79 billion at September 30, 2017. Total net loans increased $54.6 million to $1.29 billion at March 31, 2018 from $1.24 billion at September 30, 2017. Commercial real estate loans were $383.6 million at March 31,2018, up from $318.3 million at September 30, 2017 and $290.4 million at March 31, 2017. Commercial loans rose 10.6% during the six months ended March 31, 2018 to $49.3 million. Residential real estate loans were $583.9 million at March 31, 2018 compared with $586.7 million at September 30, 2017. Auto loans were $178.4 million at March 31, 2018 compared with $186.6 million at September 30, 2017.

Total deposits decreased $35.5 million, or 2.8%, to $1.24 billion at March 31, 2018, from $1.27 billion at September 30, 2017, primarily due to a decrease in municipal deposits. During the same period, borrowings increased $69.2 million. Core deposits were $727.6 million, or 58.7% of total deposits, at March 31, 2018.

Asset quality has remained strong. Nonperforming assets totaled $15.2 million, or 0.83% of total assets, at March 31, 2018, compared to $15.7 million, or 0.88% of total assets, at September 30, 2017 and $21.2 million, or 1.20% of total assets, at March 31, 2017. The allowance for loan losses was $10.5 million, or 0.81% of loans outstanding, at March 31, 2018, compared to $9.4 million, or 0.75% of loans outstanding, at September 30, 2017.

For the six months ended March 31, 2018, the Company’s return on average assets and return on average equity were 0.07% and 0.69%, compared with 0.41% and 4.09%, respectively, in the comparable period of fiscal 2017. The decrease in returns for the first six months of 2018 was primarily the result of the impact of the one-time charge to income tax expense due to the passage of the Tax Cuts and Jobs Act in December 2017.

The Bank continued to demonstrate financial strength, with a Tier 1 leverage ratio of 9.05%, exceeding regulatory standards for a well-capitalized institution. The Company maintained a tangible equity to tangible assets ratio of 8.66%.

Total stockholders’ equity decreased $5.3 million to $177.4 million at March 31, 2018, from $182.7 million at September 30, 2017, primarily reflecting the one-time charge to income tax expense in the first quarter and an increase in other comprehensive loss, which primarily reflected mark-to-market adjustments to the value of investment securities classified as available for sale. Tangible book value per share at March 31, 2018 decreased to $13.81, compared with $14.41 at September 30, 2017.

About the Company: ESSA Bancorp, Inc. is the holding company for its wholly-owned subsidiary, ESSA Bank & Trust, which was formed in 1916. Headquartered in Stroudsburg, Pennsylvania, the Company has total assets of $1.8 billion and has 22 community offices throughout the Greater Pocono, Lehigh Valley, Scranton/Wilkes-Barre, and suburban Philadelphia areas. ESSA Bank & Trust offers a full range of commercial and retail financial services, financial advisory and asset management capabilities. ESSA Bancorp Inc. stock trades on the NASDAQ Global Market (SM) under the symbol “ESSA”.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including compliance costs and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity, and the Risk Factors disclosed in our annual and quarterly reports.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FINANCIAL TABLES FOLLOW

ESSA BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	March 31, 2018	September 30, 2017
	(dollars in thousands)
ASSETS
Cash and due from banks	$29,112	$36,008
Interest-bearing deposits with other institutions	5,692	5,675

Total cash and cash equivalents	34,804	41,683
Certificates of deposit	500	500
Investment securities available for sale, at fair value	377,375	390,452
Loans receivable (net of allowance for loan losses of $10,510 and $9,365)	1,291,262	1,236,681
Regulatory stock, at cost	17,234	13,832
Premises and equipment, net	15,604	16,234
Bank-owned life insurance	38,130	37,626
Foreclosed real estate	1,279	1,424
Intangible assets, net	1,565	1,844
Goodwill	13,801	13,801
Deferred income taxes	8,299	10,422
Other assets	21,071	20,719

TOTAL ASSETS	$1,820,924	$1,785,218

LIABILITIES
Deposits	$1,239,353	$1,274,861
Short-term borrowings	241,345	137,446
Other borrowings	139,434	174,168
Advances by borrowers for taxes and insurance	12,188	5,163
Other liabilities	11,226	10,853

TOTAL LIABILITIES	1,643,546	1,602,491

STOCKHOLDERS’ EQUITY
Common stock	181	181
Additional paid in capital	180,466	180,764
Unallocated common stock held by the Employee Stock Ownership Plan	(8,488)	(8,720)
Retained earnings	90,179	91,147
Treasury stock, at cost	(78,225)	(79,891)
Accumulated other comprehensive loss	(6,735)	(754)

TOTAL STOCKHOLDERS’ EQUITY	177,378	182,727

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,820,924	$1,785,218

ESSA BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017
	(dollars in thousands)
INTEREST INCOME
Loans receivable	$12,953	$11,799	$25,736	$24,050
Investment securities:
Taxable	2,186	2,043	4,244	3,917
Exempt from federal income tax	285	303	573	612
Other investment income	423	234	670	450

Total interest income	15,847	14,379	31,223	29,029

INTEREST EXPENSE
Deposits	2,359	2,069	4,736	4,081
Short-term borrowings	951	296	1,535	547
Other borrowings	602	710	1,249	1,465

Total interest expense	3,912	3,075	7,520	6,093

NET INTEREST INCOME	11,935	11,304	23,703	22,936
Provision for loan losses	1,100	750	2,100	1,500

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,835	10,554	21,603	21,436

NONINTEREST INCOME
Service fees on deposit accounts	821	813	1,704	1,677
Services charges and fees on loans	299	273	668	627
Trust and investment fees	237	214	477	364
Gain on sale of investments, net	75	—	75	—
Earnings on Bank-owned life insurance	249	256	504	519
Insurance commissions	204	203	375	396
Other	60	25	111	58

Total noninterest income	1,945	1,784	3,914	3,641

NONINTEREST EXPENSE
Compensation and employee benefits	5,900	6,056	11,908	12,233
Occupancy and equipment	1,186	1,190	2,371	2,281
Professional fees	626	835	1,192	1,580
Data processing	888	931	1,817	1,865
Advertising	201	241	359	546
Federal Deposit Insurance Corporation Premiums	256	213	445	400
Loss(gain) on foreclosed real estate	32	(5)	(4)	(101)
Amortization of intangible assets	135	164	279	327
Other	764	879	1,903	1,775

Total noninterest expense	9,988	10,504	20,270	20,906

Income before income taxes	2,792	1,834	5,247	4,171
Income taxes	529	203	4,622	603

Net Income	$2,263	$1,631	$625	$3,568

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017
	(UNAUDITED)
Earnings per share:
Basic	$0.21	$0.15	$0.06	$0.34
Diluted	$0.21	$0.15	$0.06	$0.34

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2018	2017	2018	2017
	(dollars in thousands) (UNAUDITED)		(dollars in thousands) (UNAUDITED)
CONSOLIDATED AVERAGE BALANCES:
Total assets	$1,822,352	$1,762,076	$1,812,366	$1,765,294
Total interest-earning assets	1,702,982	1,636,516	1,689,856	1,641,759
Total interest-bearing liabilities	1,469,427	1,419,385	1,457,205	1,423,974
Total stockholders’ equity	179,250	173,857	181,719	174,892

PER COMMON SHARE DATA:
Average shares outstanding – basic	10,796,353	10,592,997	10,749,088	10,526,084
Average shares outstanding – diluted	10,822,108	10,691,960	10,780,380	10,617,241
Book value shares	11,732,222	11,574,829	11,732,222	11,574,829

Net interest rate spread	2.71%	2.72%	2.69%	2.72%
Net interest margin	2.84%	2.80%	2.81%	2.80%

Contact:	Gary S. Olson, President & CEO
Corporate Office:	200 Palmer Street
Stroudsburg, Pennsylvania 18360
Telephone:	(570) 421-0531